Exhibit 3.18

CERTIFICATE OF CONVERSION

OF

WESTROCK RKT COMPANY

(a Georgia corporation)

It is hereby certified that:

1.The name of the corporation (the “corporation”), immediately prior to the filing of this Certificate of Conversion, is WestRock RKT Company. The name under which the corporation was originally incorporated is R-10, Inc.

2.The date of filing of the original certificate of incorporation of the corporation with the Secretary of State of the State of Georgia is September 20, 1985.

3.The name of the limited liability company into which the corporation shall be converted is WestRock RKT, LLC.

4.The conversion of the corporation to a limited liability company has been approved in accordance with the provisions of O.C.G.A. 14-11-212.

5.Manner and Basis of Converting Shares:

a

At the Effective Time, the common stock of the Company outstanding immediately prior to the Effective Time will be converted automatically, without any action on the part of the holder thereof, into membership interests of the Company.

b.	The sole shareholder’s percentage ownership interest in WestRock Converting, LLC will be equal to the sole shareholder’s percentage ownership interest in the Company.

6.That filed with the Certificate of Conversion are articles that are in the form required, setting forth a name that satisfies requirements, that shall be the articles formed pursuant to such election.

7.The effective date of the conversion of the corporation to a limited liability company shall be September 30, 2018 at 11:59 PM.

Dated: 17th September, 2018		WESTROCK COMPANY

	By:	/s/ Kevin A. Maxwell
	Name:	Kevin A. Maxwell
	Title:	Associate General Counsel and Assistant
Secretary

PLAN OF CONVERSION

(PURSUANT TO SECTION 14-2-1109.1 OF THE GEORGIA BUSINESS

CORPORATION CODE)

This plan of conversion (this “Plan”) is hereby adopted this 11 day of September 2018 by WestRock Company, the sole shareholder of WestRock RKT Company, a Georgia corporation (the “Company”).

WHEREAS, the Company is a Georgia corporation, formed on September 20, 1985 and

WHEREAS, the sole shareholder desires to convert the Company to WestRock RKT, LLC, a Georgia limited liability company (the “Conversion”).

NOW, THEREFORE, the sole shareholder does hereby adopt this Plan to effectuate the Conversion as follows:

1.   Terms and Conditions of Conversion.

a.	The name of the converting entity is WestRock Converting Company and the name of the converted entity is WestRock RKT, LLC.
b.	The Conversion will become effective on September 30, 2018 at 11:59 pm as stated in the certificate of conversion (the “Effective Time”) to be filed with the Secretary of State of the State of Georgia, in substantially the form attached as Exhibit A.
c.	The articles of organization of the Company to be formed pursuant to the Conversion are attached as Exhibit B.
d.	At the Effective Time, the Company will continue its existence in the organizational form of a Georgia limited liability company.

2.   Manner and Basis of Converting Shares.

a.	At the Effective Time, the common stock of the Company outstanding immediately prior to the Effective Time will be converted automatically, without any action on the part of the holder thereof, into membership interests of the Company.
b.	The sole shareholder’s percentage ownership interest in WestRock RKT, LLC will be equal to the sole shareholder’s percentage ownership interest in the Company.

3.   Amendment or Termination This Plan may be amended or terminated by the Company and the Conversion may be abandoned at any time prior to the Effective Time, notwithstanding any prior approval of this Plan by the sole shareholder.

IN WITNESS WHEREOF, the undersigned, having received the required approval from the board of directors of the Company, hereby adopts this Plan as of the date set forth above.

/s/ Robert B. McIntosh
WestRock Company, as Sole Shareholder
Step 11 (Financial Alignment Memo)

ARTICLES OF ORGANIZATION OF WESTROCK RKT, LLC

I.

The name of the Limited Liability Company is WestRock RKT, LLC.

II.

The initial registered office of the Company is located at 40 Technology Parkway South, #300, Norcross, Georgia 30092, County of Gwinnett. The initial registered agent of the Company at such office is Corporation Service Company.

III.

The mailing address of the initial principal office of the Company is 1000 Abernathy Road, NE, Atlanta, Georgia 30328.

IV.

The name and address of the Incorporator of the Company is:

Name	Address

Robert B. McIntosh	1000 Abernathy Road, NE
Atlanta, Georgia 30328

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on this 11 day of September 2018.

/s/ Robert B. McIntosh
Robert B. McIntosh - Organizer